    As filed with the Securities and Exchange Commission on February 7, 1996

                                             Registration No. 33-______________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933


                                 ADAPTEC, INC.
               (Exact name of issuer as specified in its charter)


      CALIFORNIA                                        94-2748530
(State of Incorporation)                   (I.R.S. Employer Identification No.)

                          691 SOUTH MILPITAS BOULEVARD
                           MILPITAS, CALIFORNIA 95035
                    (Address of principal executive offices)


                                1990 STOCK PLAN
                            (Full title of the Plan)


                                F. GRANT SAVIERS
                            Chief Executive Officer
                                 ADAPTEC, INC.
                          691 South Milpitas Boulevard
                           Milpitas, California 95035
                                 (408) 945-8600
           (Name, address and telephone number of agent for service)


                                   Copies to:

                           HENRY P. MASSEY, JR., ESQ.
                       Wilson, Sonsini, Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (415) 493-9300

===============================================================================

===================================================================================================================
                        CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                                 Proposed            Proposed
                Title of                                          Maximum            Maximum
               Securities                     Amount             Offering           Aggregate           Amount of
                 to be                         to be               Price             Offering          Registration
               Registered                   Registered           Per Share            Price                Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock
  $.001 par value, to be issued
  under 1990 Stock Plan                    2,193,900(1)          $43.750(2)         $95,983,125          $33,098
===================================================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement is the number of additional shares authorized to be issued under the 1990 Stock Plan.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on January 30, 1996 because the price at which the options to be granted in the future may be exercised is not currently determinable.

          PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  Information Incorporated by Reference

         The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

         (A) The Registrant's Annual Report on Form 10-K, file no. 0-15071 filed on June 28, 1995, which contains audited financial statements for the Registrant's fiscal year ended March 31, 1995.

         (B) 1. The Registrant's Quarterly Report on Form 10-Q, file no. 0-15071, filed on August 10, 1995, which contains the Registrant's unaudited financial statements as of June 30, 1995.

                 2. The Registrant's Quarterly Report on Form 10-Q, file no. 0-15071, filed on November 13, 1995, which contains the Registrant's unaudited financial statements as of September 29, 1995.

         (C) Items 1 and 2 of the Registrant's Registration Statement Amendment on Form 8-A filed on July 20, 1992 pursuant to
                 Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.


ITEM 4.  Description of Securities

         Not Applicable.


ITEM 5.  Interests of Named Experts and Counsel

         Not Applicable.


ITEM 6.  Indemnification of Directors and Officers

         Section 317 of the California General Corporation law makes provisions for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. The Registrant has entered into indemnification agreements to such effect with its officers and directors.

         Article IV of Registrant's Articles of Incorporation and Article VI of the Bylaws of Registrant provide that the Registrant shall indemnify certain agents of the Registrant to the maximum extent permitted by the California Corporations Code. Persons covered by this indemnification provision include current and former directors, officers, employees and other agents of the Registrant as well as persons who serve at the request of the Registrant as directors, officers, employees or agents of another enterprise.

         The Registrant shall have the power, to the extent and in the manner permitted by Section 317 of the California Corporations Code, to indemnify each of its employees and agents (other than directors and officers) against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the Company. For this purpose, an "employee" or "agent" of the Registrant includes any person (i) who is or was an employee or agent of Registrant, (ii) who is or was serving at the request of Registrant as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of Registrant or of another enterprise at the request of such predecessor corporation.

         The Registrant has entered into separate indemnification agreements with its directors and officers, which may require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 7.  Exemption From Registration Claimed

         Not Applicable.

ITEM 8.  Exhibits

             4.1 First Amended and Restated Common Shares Rights Agreement between Registrant and Chemical Trust Company as Rights Agents, dated June 30, 1992. (Incorporated by reference to
                    Exhibit 1.1 to Amendment No. 3 on Form 8 (filed July 20,
                    1992) to the Registrant's Registration Statement (No. 0-15071) on Form 8-A filed on May 11, 1992.)

             4.2    1990 Stock Plan, as amended.

             4.3 Forms of Stock Option Agreement and Incentive Stock Rights Agreement for use in connection with the 1990 Stock Plan, as amended.

             4.4 Forms of Tandem Stock Option/SAR Agreement, Restricted Stock Purchase Agreement and Stock Appreciation Rights Agreement for use in connection with the 1990 Stock Plan, as amended. (Incorporated by reference to Exhibit 10.24 filed with Registrant's Annual Report on Form 10-K for the year ended March 31, 1993)

             5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C., as to legality of securities being registered.

            23.1    Consent of Independent Accountants (see Page II-7).

            23.2    Consent of Independent Public Accountants (see page II-8).

            23.3    Consent of Counsel (contained in Exhibit 5.1).

            24.1    Power of Attorney (see Page II-4).

ITEM 9.  UNDERTAKINGS

         (A)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the California General Corporations Code, the Restated Articles of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Adaptec, Inc, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 31st day of January, 1996.


                                        ADAPTEC, INC.


                                        By:  /s/ F. Grant Saviers
                                           ------------------------------------
                                           F. Grant Saviers
                                           Chief Executive Officer, President
                                           and Director




                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints F. Grant Saviers and Paul G. Hansen, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                   Title                                 Date
               ---------                                   -----                                 ----
/s/ F. Grant Saviers                   Chief Executive Officer, President and            January 31, 1996
------------------------------------   Director
         (F. Grant Saviers)


/s/ Paul G. Hansen                     Vice President of Finance, Chief                  January 31, 1996
------------------------------------   Financial Officer (Principal Financial
          (Paul G. Hansen)             Officer) and Assistant Secretary


/s/ Andrew J. Brown                    Corporate Controller (Principal                   January 31, 1996
------------------------------------   Accounting Officer)
         (Andrew J. Brown)


/s/ John G. Adler                      Chairman of the Board and Director                January 31, 1996
------------------------------------
          (John G. Adler)


/s/ Laurence B. Boucher                Director                                          January 31, 1996
------------------------------------
       (Laurence B. Boucher)


/s/ Carl J. Conti                      Director                                          January 31, 1996
------------------------------------
          (Carl J. Conti)


/s/ John East                          Director                                          January 31, 1996
------------------------------------
            (John East)


/s/ Robert J. Loarie                   Director                                          January 31, 1996
------------------------------------
         (Robert J. Loarie)


/s/ B.J. Moore                         Director                                          January 31, 1996
------------------------------------
            (B.J. Moore)

/s/ W. Ferrell Sanders                 Director                                        January 31, 1996
------------------------------------
        (W. Ferrell Sanders)


/s/ Phillip E. White                   Director                                        January 31, 1996
------------------------------------
         (Phillip E. White)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 20, 1995, which appears on page 47 of the 1995 Annual Report to Shareholders of Adaptec, Inc., which is incorporated by reference in Adaptec Inc.'s Annual Report on Form 10-K for the year ended March 31, 1995.


                                        /s/ PRICE WATERHOUSE LLP


San Jose, California
February 1, 1996

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated April 25, 1994 included in Adaptec, Inc.'s Form 10-K for the year ended March 31, 1995.



                                          /s/ ARTHUR ANDERSEN LLP
                                              ARTHUR ANDERSEN LLP


San Jose, California
February 1, 1996

                               INDEX TO EXHIBITS


      Exhibit                                                                                           Page
       Number                                                                                            No.
      -------                                                                                           ----
           4.1(1)    First Amended and Restated Common Shares Rights Agreement between
                     Registrant and Chemical Trust Company as Rights Agents, dated June 30,
                     1992.

           4.2       1990 Stock Plan, as amended.


           4.3       Forms of Stock Option Agreement and Incentive Stock Rights Agreement for
                     use in connection with the 1990 Stock Plan, as amended.

           4.4(2)    Forms of Tandem Stock Option/SAR Agreement, Restricted Stock Purchase
                     Agreement and Stock Appreciation Rights Agreement for use in connection with the 1990 Stock Plan, as amended.

           5.1       Opinion of counsel as to legality of securities being registered.

          23.1       Consent of Independent Accountants (see page II-7).

          23.2       Consent of Independent Public Accountants (see page II-8).

          23.3       Consent of Counsel (contained in Exhibit 5.1).

          24.1       Power of Attorney (see page II-4).

---------------
(1) Incorporated by reference to Exhibit 1.1 to Amendment No. 3 on Form 8 (filed July 20, 1992) to the Registrant's Registration Statement (No. 0-15071) on Form 8-A filed on May 11, 1992.

(2) Incorporated by reference to Exhibit 10.24 filed with Registrant's Annual Report on Form 10-K for the year ended March 31, 1993 filed June 28, 1993.